As filed with the Securities and Exchange Commission July 11, 2014

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(801) 320-3300

(Address and telephone number of registrant’s principal offices)

Daniel G. Lloyd, General Counsel

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(801) 320-3200

(Name, address and telephone number of agent for service)

Copies to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, UT 84111

Telephone: (801) 532-1234/ Fax: (801) 536-6111/ Email: mlehman@parsonsbehle.com

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $0.0001 par value	4,256,244 shares	$8.99	$38,263,634	$4,928.36

(1)	In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of based on the average of the high and low prices of the Registrant’s shares of common stock as reported on the NASDAQ Stock Market on July 7, 2014.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion: July 11, 2014

Prospectus

inContact, Inc.

4,256,244 SHARES OF COMMON STOCK

The prospectus relates to the offer and sale, from time to time, of up to 4,256,244 shares of the common stock of inContact, Inc., by the selling security holders listed on page 8 of this prospectus or their transferees. We will not receive any proceeds from the sale of shares by selling security holders. We are paying the expenses of registering the shares for the selling security holders.

Subject to certain restrictions the selling security holders may, from time to time, offer and sell or otherwise dispose of the shares of common stock described in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling security holders will bear all discounts, concessions, commissions and similar expenses, if any, attributable to the sale of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See the “Plan of Distribution” section in this prospectus for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our common stock is listed on The NASDAQ Stock Market under the symbol “SAAS.” On July 7, 2014, the last reported sale price of our common stock was $9.10 per share.

Our principal executive offices are located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, UT 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this prospectus before making an investment decision. Unless the context requires otherwise, in this Prospectus, the “Company,” “inContact” “we,” “us” and “our” refer to inContact, Inc.

What We Do

We began in 1997 as a reseller of network connectivity (formerly telecommunications) services and have evolved to become a leading provider of cloud contact center software solutions. We help contact centers around the world create effective customer experiences through our powerful portfolio of cloud contact center call routing, self-service and agent optimization solutions. Our cloud software solutions and services enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, and ensure ongoing customer-centric business improvement and growth.

We began offering cloud software solutions to the contact center market in 2005. Our dynamic technology platform provides our customers a pay-as-you-go solution without the costs and complexities of premise-based systems. Our proven cloud delivery model provides compelling total cost of ownership savings over premise-based technology by reducing upfront capital expenditures, eliminating the expense of system management and maintenance fees, while providing agility that enables businesses to scale their technology as they grow.

We operate two business segments: Software and Network connectivity. The Software segment includes all services related to the delivery of our cloud contact center software solutions. The Network connectivity segment includes all voice and data long distance services provided to customers. Software segment revenue was 53% of total revenue in 2013, 50% in 2012, and 45% in 2011.

Recent Acquisition

On May 6, 2014, we acquired CallCopy, Inc., a Delaware corporation doing business as Uptivity (“Uptivity”). Uptivity provides a complete mid-market workforce optimization suite of services to call centers comprised of speech and desktop analytics, agent coaching, call and desktop recording, as well as quality, performance, workforce management and satisfaction surveys. The consideration for the acquisition was paid with cash in the amount of approximately $12.1 million, estimated fair value of vested stock options converted to cash of $1.9 million, and the issuance of 4,256,244 shares of the Company’s common stock. An additional $3.1 million in cash likely will be paid based on the final calculation of net closing current assets. As a negotiated element of the transaction, four of the former stockholders of Uptivity granted to inContact repurchase options on a total of 434,311 common shares issued in the acquisition, which lapse in equal annual portions over a term of three years.

Products and Services

The inContact portfolio consists of the following integrated software solutions:

inContact ACD™: The goal of an Automatic Call Distributor (“ACD”) is to get a caller to the right agent as quickly as possible. inContact provides advanced contact handling and routing functionality along with the management services required for our customers to monitor and manage the process. The inContact ACD includes skills-based routing, universal contact queues, automatic call back, and inbound/outbound call blending. Dynamic connections with the database enhance the call routing even further by leveraging real-time data for routing decisions to improve the caller experience. inContact ACD is also capable of aggregating multiple contact center sites into a single entity for improved management and reporting of large, complex contact center operations.

inContact CTI™: Computer Telephony Integration (“CTI”) leverages a customer database to deliver a caller experience based on data relevant to the caller. inContact CTI integrates with customer data servers to provide agents with pre-populated customer data that reduce contact handling times. The inContact CTI can also link Interactive Voice Response applications with transaction databases, enabling caller self-service and reducing the need for agents where appropriate.

inContact IVR™: inContact Interactive Voice Response (“IVR”) is a robust IVR that delivers a typical initial caller experience. IVR is the key to good self-service and assists the caller to get to the appropriate live-agent service. inContact IVR is unique because of the robust drag-and-drop utility that is used to create specialized call flows that are unique to each customer. Customers can retain control and develop the call flows for themselves or engage our professional services team to create a tailor made solution to create unique workflows.

InContact Dialer: The inContact Dialer combines state-of-the art inbound contact handling with full-featured campaign-based outbound dialing to maximize agent productivity. At the heart of the inContact Dialer is a highly sophisticated simulation-based dialing engine that determines the optimal balance between wait times and abandoned calls.

inContact Personal Connection Outbound: inContact Personal Connection software is a patented technology which eliminates legacy dialers’ awkward delays in greeting the caller. Since the agent is connected before the customer answers, the telltale pause and delayed hello are avoided. Agents can have more productive conversations with customers which translate into higher contact center revenues.

inContact Integrations: inContact’s software platform was designed from the ground up to be open and integrate with various hardware and software solutions already in place at our customers’ sites. inContact can overlay an existing private branch exchange (“PBX”), while communicating hand-in-hand with the customer relationship management (“CRM”) solutions used by our customers.

inContact ECHO®: inContact ECHO gathers the opinion of the user and presents the analysis of the feedback directly to supervisors and agents to identify gaps in service and processes. Most companies try to gather user feedback, but many find it difficult to translate user opinion into meaningful data that promotes better service delivery. inContact ECHO is an essential component of the portfolio to close the loop between offering service and evaluating the results of the service for continuous improvement.

inContact Workforce Management™: inContact Workforce Management (“WFM”) helps our customers forecast demand, schedule workforce, analyze and optimize staffing and report real-time adherence in their contact centers. inContact WFM includes analysis to predict service levels, abandon rates and queue times as well as a break/lunch optimization wizard to improve staffing efficiency. In addition, agents can review their schedule, set up schedule preferences, request time off, and swap shifts with other agents on their own.

inContact Quality Monitoring™: inContact’s Quality Management Software provides insights into agent performance and customer satisfaction. It works by scoring agent performance against objectives that a customer can define and monitor. The Quality Management scorecard then provides specific details about each agent’s performance that can be used to guide training and coaching programs.

inContact Analytics-Drive Quality (ADQ): inContact Analytics-Drive Quality Software helps customers capture, evaluate, and learn from customer interactions using audio files. This speech analytics solution examines unstructured audio files and automatically surfaces customer behavior indicators. This helps our customers increase revenue, manage performance, processes, and costs, and enhance their customers’ satisfaction.

inContact inView: inContact inView is an optimization solution that aggregates performance data from disparate systems and acts on the data with proven business improvement processes.

InContact Screen Recording™: inContact Screen Recording provides compliance level screen recording functionality for all voice channel interactions. It captures and stores recordings for quick playback to meet legal and regulatory requirements. The inContact ACD communicates directly with the screen recording gateway server to initiate the start and stop of screen recording activity of the agent desktop.

inContact Reports 2.0: inContact Reports 2.0 is an interactive reporting tool that provides insight into contact center operations by providing our customers with the business intelligence needed to make informed decisions. Reports 2.0 allows customers to access, filter, and report on over 100 metrics applicable to our customer contact centers and enables them to drill down into the data and discover the root cause of a problem and act on it immediately.

Professional Services and Support: inContact offers professional support services from contact center experts who help customers establish, set up and optimize their contact centers for user satisfaction and revenue optimization. Our contact center experts assist customers in maximizing the benefits of the inContact portfolio of services for their unique contact center needs. We maintain a contact center in Salt Lake City, Utah for receiving customer service and billing inquiries. Our customer service personnel are available during extended business hours and also provide emergency service 24 hours a day, seven days a week. We place a high priority on customer service since we believe it is a primary factor in acquiring and retaining customers.

InContact Network Connectivity Products and Services

inContact runs a national carrier-class connectivity network providing both time-division multiplexing (“TDM”) and voice over internet protocol (“VoIP”) connectivity as well as toll-free and local-number services. Incoming calls are routed through a portfolio of partners specially selected for call-quality as well as low-cost services to benefit our customers. All outgoing calls are handled on the inContact network that was designed from the ground up to support a broad range of software applications.

Our connectivity network is the backbone of the inContact platform as our customers’ calls are routed across our carrier-grade network. Our ability to provide network connectivity as well as cloud software services creates a strong competitive advantage for those customers who are looking for a single source supplier of both these services.

As a domestic and international network connectivity reseller and aggregator, we contract with a number of third party network connectivity service providers for the right to resell those connectivity services to our customers. Our primary providers are Level 3, Verizon, AT&T and CenturyLink. The variety of traditional connectivity services we offer enables our customers to:

•	buy most of the connectivity services they need from one source;

•	combine those services into a customized package including our all-in-one, contact center solution;

•	receive one bill for those services;

•	contact us at a single point of contact if service problems or billing issues arise; and

•	depend on our professional team of employees to manage their network and contact center solution, end-to-end, so our customers can focus on their business operations.

The contracts with our third party network connectivity service providers are customary in the industry and designate inContact as the point of contact for all customer service calls. These agreements have initial terms of one to three years and are generally renewable at the end of each contract term, when rates are often renegotiated on the basis of prevailing rates in the industry.

We also acquire from our third party network connectivity service providers dedicated long distance service, toll-free 800/888/877/866 services, and dedicated data transmission service. These services and fees are billed to us as stated in our contracts with our providers and are payable on the same terms as switched long distance service.

The Power of the Cloud Model

The cloud model enables subscribers to access a wide variety of software solutions that are developed specifically for delivery over the Internet on a pay-as-you-go basis. Purchasing cloud software solutions offers advantages to businesses over traditional software licensing and delivery models, including the following:

•	Operational expense rather than a capital expense;

•	Overlay existing infrastructure without additional investment;

•	Low up-front expenditure reduces risk and is especially appealing in a challenging economic climate;

•	Remove complexity of day-to-day management;

•	Ability to use at-home agents or multi-site workforces because the service is delivered over the Internet and can be accessed from any location;

•	Continued access to state-of-the-art technology with no need to install and manage third-party hardware and software in-house and avoidance of technology lock-in;

•	Ability to scale as business needs change; and

•	Instant built-in scalability, redundancy, security, service delivery and IT expertise.

This type of lower cost subscription service is particularly attractive for start-up companies and medium-sized businesses. However, the model also is becoming increasingly appealing to larger organizations. While the total cost of ownership benefits of the cloud are important, these large enterprise customers are moving to the cloud to improve their business agility. This business agility enables enterprises to react to changing market conditions quickly, change service processes or offerings on the fly, scale up and down as seasonality or volumes indicate, and use their technology as a growth driver for their business.

For companies selling software solutions under the cloud model, such as inContact, sales generally result in lower initial revenues than traditional software licensing and delivery models. However, because customers generally subscribe to this kind of product for multiple years, future revenues are more predictable than traditional software sales models where license revenue may be recognized in the quarter when signed. As a result of our use of the cloud subscription model, we receive monthly recurring revenues from our customers, which provide us with a much more predictable and stable revenue stream than if we sold our inContact contact center software solution as a premise-based product.

Market Opportunity

We believe that customers have more choice and voice than ever before and goods and products are rapidly becoming commoditized. Service has become a key competitive differentiator, but today’s contact centers are often missing the mark in providing a consistent, high quality experience across the customer’s channel of choice. Voice continues to dominate, but new channels like social and mobile are rapidly coming into the mix. We believe the world of the contact center is changing rapidly and is becoming an important way for companies to differentiate their businesses. We believe that the next five years will bring significant changes to the contact center market, as the following four macro trends converge:

•	Self Service - where customers are willing to perform all possible customer service functions themselves;

•	Social Media - listening and responding to service issues in the blogosphere where customers have more voice and choice than ever before;

•	Smart Phone - with more smart phones than computers accessing the net, multi-channel contact options - including SMS, chat, web and social - are in increasing demand by customers; and

•	Big Data Analytics - using the huge store of contact center data to drive intelligent action, better enterprise alignment and more successful customer service outcomes.

We feel that as these trends continue to emerge, the cloud delivery model will continue to grow in acceptance. According to DMG Consulting’s 2013 Cloud-Based Contact Center Infrastructure Market Report, 80% of contact centers will turn to the cloud as they adopt the new channels of communication listed above, creating strong opportunity for inContact.

We believe inContact continues to be the only cloud provider of solutions and services to the contact center market that offers both connectivity services with contact handling and workforce optimization solutions. We believe the trend in the mid-size and enterprise contact center market is for companies to prefer purchasing all-in-one solutions over purchasing multiple point solutions. These companies are looking for software available in a portfolio that they believe will save money, reduce implementation and integration complexity, and allow them to focus on dealing with one vendor.

Our principal business office is located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, UT 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. Information contained in our website or any other website does not constitute part of this prospectus.

RISK FACTORS

Investors should carefully consider the risk factors described below. Furthermore, investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent filings that are incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks or others. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us, or the contact center services or cloud-based software services industries, generally;

•	claims our intellectual property violates the intellectual property rights of others;

•	significant security breaches of our databases holding customer information;

•	significant system failures;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We have on file with the Securities and Exchange Commission (the “SEC”) a “shelf” registration statement on Form S-3, which allows us to offer shares of our common stock and preferred stock, various series of debt securities, and warrants to purchase any of such securities with a total value of up to $125,000,000 from time to time under a prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. We may issue securities under that registration statement, or in other private or registered sales transactions in the future, in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock or its equivalent at prices or for consideration that is greater or less than the price at which the shares of common stock are offered and sold under this prospectus. To the extent we issue additional common stock or preferred stock, or their equivalent, your percentage ownership of our common stock would be reduced.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “intend,” “assume” and other expressions that predict or indicate future events and trends and that do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results, performance, or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	The high incidence of intellectual property infringement claims involving technology companies.

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Financial difficulties experienced by any of our top customers;

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel;

•	General economic and market conditions; and

•	Possible terrorist attacks and ongoing military action throughout the world.

In addition, the factors described under the section captioned “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, and elsewhere in the documents incorporated by reference in this prospectus, may result in these differences. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates at the date of this prospectus, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by the Selling Security Holders.

SELLING SECURITY HOLDERS

Beneficial Ownership

The registration statement, of which this prospectus forms a part, relates to the registration and possible resale of up to 4,256,244 shares of our common stock by the Selling Security Holders. The following table sets forth information with respect to the beneficial ownership of our common stock held as of July 10, 2014, by the Selling Security Holders, the number of shares being offered hereby, and information with respect to shares to be beneficially owned by the Selling Security Holders assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by the Selling Security Holders as a percentage of the total number of shares of our common stock outstanding as of July 10, 2014.

Selling Security Holder	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After (1)	Percentage Owned After (1)
Edison Venture Fund VII, LP (2)	1,724,646	1,724,646	—	0.0%
Raymond F. Bohac, III	817,227	817,227	—	0.0%
Kenton R. Bowen	417,428	417,428	—	0.0%
Richard Daley	55,657	55,657	—	0.0%
Aaron J. Cash	2,386	2,386	—	0.0%
Jeffrey M. Canter	366,022	366,022	—	0.0%
Tarne Tassniyom	357,771	357,771	—	0.0%
Mark A. Studer	283,302	283,302	—	0.0%
Patrick Hall	231,805	231,805	—	0.0%

(1)	Assumes that each Selling Security Holder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean the Selling Security Holder will sell all or any portion of the shares covered by this prospectus.
(2)	Edison Partners VII, LLC is the general partner of Edison Venture Fund VII, LP, and exercises voting and investment control over the shares of common stock listed in the table. The managers of Edison Partners VII, LLC who may be deemed to have shared voting and investment control over the common shares held by Edison Venture Fund VII, LP, are Christopher Sugden, Joseph Allegra, Gary Golding, Michael Kopelman, and John Martinson.

On May 6, 2014, we acquired Uptivity at a preliminary purchase price of $46.0 million. The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. The final purchase price allocation is pending the finalization of appraisal valuations, which may result in an adjustment to the preliminary purchase price allocation and the calculation of net closing current assets. The consideration for the acquisition was paid with cash in the amount of $12.1 million, estimated fair value of vested stock options converted to cash of $1.9 million, and the issuance of 4,256,244 shares of inContact common stock, of which 434,311 shares are subject to a repurchase options granted to inContact. An additional $3.1 million in cash likely will be paid based on the final calculations of net closing current assets. In connection with the transaction, we made the following agreements:

•

We agreed to file a registration statement under the Securities Act of 1933 (of which this prospectus is a part) to permit resale of the 4,256,244 shares of inContact common stock issued to acquire Uptivity. Further, the Selling Security Holders have the right to and the calculation of net closing assets include their shares of common stock in registration statements filed by inContact for sale of its shares or the shares of other Selling Security Holders, subject to customary underwriter cutback provisions. The foregoing registration rights are subject to the limitations and restrictions on sale and transfer set forth in the lock-up and repurchase agreements described below.

•

We entered into a lock-up agreement with Edison Venture Fund VII, LP, prohibiting sale, assignment, or other transfer of the shares listed in the table, above. Such shares are released from the lock-up 25% as of the date of this prospectus, and an additional 25% on the first day of three consecutive 30-day periods starting 30 days following the date of this prospectus, in each case, unless we permit such shares to be released earlier.

•

We entered into a lock-up agreements with Raymond F. Bohac, III, Kenton R. Bowen, Richard Daley, Aaron J. Cash, Jeffrey M. Canter, Tarne Tassniyom, Mark A. Studer, and Patrick Hall, prohibiting sale, assignment, or other transfer of the shares listed for each of these Selling Security Holders in the table, above. For each Selling Security Holder, the shares listed in the table are released from the lock-up 25% as of the date of this prospectus, and an additional 25% on the first day of three consecutive 90-day periods starting 90 days following the date of this prospectus, in each case, unless we permit such shares to be released earlier.

•

We entered into repurchase agreements with Jeffrey M. Canter, Tarne Tassniyom, Mark A. Studer, and Patrick Hall, who became employees of inContact following the Uptivity acquisition, with respect to a total of 434,311 common shares issued in the acquisition. For to each of these Selling Security Holders, if the holder ceases to be a full-time employee of inContact or its subsidiaries for any reason other than death, disability, termination by inContact without “cause” (as defined in the repurchase agreement), or termination by the holder without “good reason” (as defined in the repurchase agreement), inContact may, at its option, repurchase any of the holder’s shares that have not been released from the repurchase option as of the date of termination of employment at a price per share equal to the lesser of the fair market value of such shares or $0.01 per share. So long as the holder continues to be a full-time employee of the inContact or any of its subsidiaries, one-third of the Holder’s shares listed in the table, above, will be released from the repurchase option on May 6, 2015, 2016, and 2017. Furthermore, upon the earlier of a change in control of inContact (as defined in the repurchase agreement), or the date on which the Holder’s full-time employment with the Company and its subsidiaries ceases due to death, disability, termination by inContact for cause, or termination by the holder for good reason, all unreleased shares shall be released from the repurchase option. All of the shares subject to the repurchase agreements are held in escrow by inContact until released on the terms stated above. Accordingly, none of such shares may be sold under this prospectus until released from the repurchase option under the repurchase agreements.

PLAN OF DISTRIBUTION

The Selling Security Holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Security Holders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors-in-interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Security Holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Security Holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Security Holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that Rule.

The Selling Security Holders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, or any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. The Selling Security Holders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person by the Securities Act.

We will bear all expenses of the registration of the shares of common stock covered by this prospectus.

Once sold under the shelf registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of inContact, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of CallCopy, Inc., incorporated in this Prospectus by reference from inContact’s Current Report on Form 8-K/A filed July 9, 2014, have been audited by SS&G, Inc., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

inContact files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by inContact at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. inContact’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2014;

•	Current report on Form 8-K filed with the SEC January 14, 2014;

•	Current report on Form 8-K filed with the SEC January 31, 2014;

•

Current report on Form 8-K filed with the SEC May 6, 2014 (excluding the information presented under Item 2.02 and in Exhibit 99.1, which was furnished and not deemed filed with the SEC), and the amendment to that report on Form 8-K/A filed with the SEC July 9, 2014;

•	Current report on Form 8-K filed with the SEC May 27, 2014; and

•	Current report on Form 8-K filed with the SEC June 18, 2014.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed to be incorporated by reference, unless such Form 8-K expressly provides to the contrary.

inContact will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary at inContact, Inc., 7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047, telephone number (801) 320-3200. You may also find these documents in the “Investor Relations” section of our website, www.incontact.com. The information on our website is not incorporated into this prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$4,928
Printing Fees and Expenses	5,000
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	25,000
Miscellaneous	5,000

TOTAL	$64,928

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

inContact’s Certificate of Incorporation, referred to sometimes as its “Charter,” provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of inContact shall have any liability to inContact or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. inContact’s Charter and Bylaws provide that inContact shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that inContact shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that inContact will indemnify its directors and officers and may indemnify employees or agents of inContact to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with inContact. However, nothing in the Charter or Bylaws of inContact protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

inContact maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the inContact under certain circumstances, in the event that indemnification payments are made to such officers and directors.

inContact has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to inContact if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a change in control (as defined in the Indemnification Agreements) of inContact, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee.

The foregoing summaries are necessarily subject to the complete text of the statute, the Company’s Certificate of Incorporation, as amended, and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

Exhibits

Copies of the following documents are included as exhibits hereto pursuant to Item 601 of Regulation S-K.

Exhibit No.	Title of Document

2.1	Agreement and Plan of Merger dated May 6, 2014 (1)

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Parsons Behle & Latimer (2)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of SS&G, Inc., Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in the signature page hereto, Page II-5)

(1)	This agreement was filed as an exhibit to inContact’s current report on Form 8-K/A filed with the Securities and Exchange Commission on July 9, 2014, and is incorporated herein by this reference.
(2)	The consent is included in Exhibit 5.1.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 11, 2014.

INCONTACT, INC.

By	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer
(Principal Executive Officer)

By	/s/ Gregory S. Ayers
Gregory S Ayers, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Paul Jarman and Gregory S. Ayers, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Theodore Stern Theodore Stern, Director	Date: July 11, 2014

/s/ Steve M. Barnett Steve Barnett, Director	Date: July 11, 2014

/s/ Blake O. Fisher Blake O. Fisher, Jr., Director	Date: July 11, 2014

/s/ Paul F. Koeppe Paul F. Koeppe, Director	Date: July 11, 2014

/s/ Mark J. Emkjer Mark J. Emkjer, Director	Date: July 11, 2014

/s/ Hamid Akhavan Hamid Akhavan, Director	Date: July 11, 2014

/s/ Paul Jarman Paul Jarman, Director	Date: July 11, 2014